EXHIBT 99.1
                                                                     -----------

[SEACOR LOGO]


                                                                   PRESS RELEASE


               SEACOR HOLDINGS ANNOUNCES FIRST QUARTER RESULTS



Fort Lauderdale, Florida
April 26, 2007

FOR IMMEDIATE RELEASE --SEACOR Holdings Inc. (NYSE:CKH) announced net income for the first quarter ended March 31, 2007 of $38.2 million, or $1.40 per diluted share, on operating revenues of $310.8 million. For the quarter ended March 31, 2006, net income was $50.1 million, or $1.80 per diluted share, on operating revenues of $305.9 million.

For the preceding quarter ended December 31, 2006, net income was $58.4 million, or $2.12 per diluted share, on operating revenues of $337.2 million.

HIGHLIGHTS FOR THE QUARTER

OFFSHORE MARINE SERVICES - Operating income in the first quarter was $56.7 million on operating revenues of $170.9 million compared to operating income of $75.2 million on operating revenues of $174.8 million in the preceding quarter. First quarter results included $8.3 million in gains on asset dispositions compared to $13.8 million in gains in the preceding quarter.

The number of days available for charter in the first quarter decreased by 860 or 4.4% as a result of a net decrease in fleet count and a shorter quarter. Overall utilization fell from 82.3% to 79.2% primarily due to a higher level of downtime for repairs and dockings than in the preceding quarter, predominantly in the U.S. Gulf of Mexico. The resulting decline in operating revenues was partially offset by an improvement in overall average day rates from $10,447 to $11,209 per day.

Operating income was also adversely affected by higher repair and maintenance costs, mainly in the U.S. Gulf of Mexico, increased mobilization costs and higher insurance costs.

MARINE TRANSPORTATION SERVICES - Marine Transportation Services reported an operating loss in the first quarter of $1.6 million on operating revenues of $30.6 million compared to operating income of $2.2 million on operating revenues of $34.4 million in the preceding quarter.

Operating results in the first quarter were significantly affected by three vessels being off-hire for various periods. Two vessels were undergoing conversion to a double-hull configuration, one of which was off-hire for the entire quarter while the other was off-hire beginning in early March. These vessels are expected to return to service in April and September, respectively. The remaining vessel was off-hire while undergoing survey and repairs prior to commencing a multi-year bareboat charter in March.

INLAND RIVER SERVICES - Operating income in the first quarter was $13.7 million on operating revenues of $26.7 million compared to operating income of $16.1 million on operating revenues of $37.8 million in the preceding quarter. First quarter results included $3.6 million in gains on asset dispositions compared to $0.1 million in gains in the preceding quarter.

The decrease in operating income was due to lower spot rates for grain and non-grain cargoes and fewer barges in service following the sale or contribution of tank and dry cargo barges to various joint ventures during the current and preceding quarters. In addition, extremely cold conditions resulted in ice delays and closures on the upper river systems for much of February resulting in fewer tons loaded.

AVIATION SERVICES - Aviation Services reported an operating loss in the first quarter of $1.2 million on operating revenues of $45.4 million compared to operating income of $3.4 million on operating revenues of $38.9 million in the preceding quarter. First quarter results included $0.2 million in gains on asset dispositions compared to $7.1 million in gains in the preceding quarter.

The increase in operating revenues was primarily due to the addition of a medical flight services business which contributed $7.6 million. Operating revenues from the support of oil and gas activities decreased due to fewer flight hours as a consequence of adverse weather conditions in the U.S. Gulf of Mexico.

Excluding gains on asset dispositions in the current and preceding quarters, operating results improved primarily due to lower repair and maintenance costs.

ENVIRONMENTAL SERVICES - Environmental Services reported an operating loss in the first quarter of $0.5 million on operating revenues of $26.5 million compared to operating income of $4.6 million on operating revenues of $40.8 million in the preceding quarter.

The decrease in operating results was primarily due to a reduction in project management and spill response activity. In addition, operating results were impacted by lower revenues from retainer service contracts, consulting activity and equipment sales.

DERIVATIVE TRANSACTIONS - Derivative transactions, primarily consisting of interest rate swaps and foreign currency contracts, resulted in gains of $0.1 million in the first quarter compared to gains of $3.3 million in the preceding quarter.

MARKETABLE SECURITY TRANSACTIONS - Marketable security transactions resulted in losses of $4.7 million in the first quarter compared to losses of $6.6 million in the preceding quarter.

EQUITY IN EARNINGS (LOSSES) OF 50% OR LESS OWNED COMPANIES - Equity earnings from joint ventures were $2.4 million in the first quarter compared to losses of $0.2 million in the preceding quarter.

CAPITAL COMMITMENTS - The Company's unfunded capital commitments as of March 31, 2007, consisted primarily of marine service vessels, harbor tugs, helicopters, barges and capital improvements to certain of the existing marine transportation fleet and totaled $560.1 million, of which $290.0 million is payable during the remainder of 2007 and the balance payable through 2009. Of these commitments, approximately $159.3 million may be terminated without further liability other than the payment of liquidated damages of $3.0 million in the aggregate. Subsequent to the end of the quarter the Company committed to purchase additional property and equipment for $26.5 million. As of March 31, 2007, the Company held balances of Cash, Cash Equivalents, Restricted Cash, Securities, Construction Reserve Funds and Title XI Reserve Funds totaling $815.9 million.



                                    * * * * *

SEACOR is a global provider of marine support and transportation service, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, industry fleet capacity, consolidation of our customer base, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, safety record requirements related to Offshore Marine Services and Aviation Services, changes in foreign and domestic oil and gas exploration and production activity, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality on Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, future phase-out of our single-hull tankers, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, changes in NRC's OSRO classification, liability in connection with providing spill response services, effects of adverse weather and river conditions and seasonality on Inland River Services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Service's operations, adequacy of insurance coverage, compliance with government regulation, including environmental laws and regulations, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company and various other matters, many of which are beyond the Company's control and other factors. In addition, these statements constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Timothy McKeand, Vice President, at (954) 627-6380 or visit SEACOR's website at www.seacorholdings.com.

                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                        -----------------------
                                                           2007          2006
                                                        ---------     ---------

Operating Revenues                                      $ 310,763     $ 305,915
                                                        ---------     ---------

Costs and Expenses:
  Operating expenses                                      188,658       169,644
  Administrative and general                               34,400        31,493
  Depreciation and amortization                            38,875        43,260
                                                        ---------     ---------
                                                          261,933       244,397
                                                        ---------     ---------

Gains on Asset Dispositions and Impairments,
  Net                                                      12,157        20,877
                                                        ---------     ---------

Operating Income                                           60,987        82,395
                                                        ---------     ---------

Other Income (Expense):
  Interest income                                          12,224         7,136
  Interest expense                                        (13,268)      (14,068)
  Derivative transaction gains (losses), net                  130        (2,812)
  Foreign currency transaction gains (losses),
    net                                                      (590)          159
  Marketable security transaction losses, net              (4,688)       (3,585)
  Other, net                                                  (43)           28
                                                        ---------     ---------
                                                           (6,235)      (13,142)
                                                        ---------     ---------
Income Before Income Tax Expense, Minority                 54,752        69,253
  Interest in Income of Subsidiaries and
  Equity In Earnings of 50% or Less Owned
  Companies
Income Tax Expense                                         18,842        25,431
                                                        ---------     ---------
Income Before Minority Interest in Income of               35,910        43,822
  Subsidiaries and Equity in Earnings of 50%
  or Less Owned Companies
Minority Interest in Income of Subsidiaries                  (178)          (83)
Equity in Earnings of 50% or Less Owned
  Companies                                                 2,420         6,369
                                                        ---------     ---------
Net Income                                              $  38,152     $  50,108
                                                        =========     =========

Basic Earnings Per Common Share                         $    1.57     $    2.02

Diluted Earnings Per Common Share                       $    1.40     $    1.80

Weighted Average Common Shares Outstanding:
  Basic                                                    24,354        24,767
  Diluted                                                  28,077        28,495

                                              SEACOR HOLDINGS INC.
                                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                                                     THREE MONTHS ENDED
                                                -------------------------------------------------------------
                                                 MAR. 31,     DEC. 31,     SEP. 30,     JUN. 30,     MAR. 31,
                                                   2007         2006         2006         2006         2006
                                                ---------    ---------    ---------    ---------    ---------
Operating Revenues                              $ 310,763    $ 337,183    $ 349,361    $ 330,986    $ 305,915
                                                ---------    ---------    ---------    ---------    ---------

Costs and Expenses:
   Operating expenses                             188,658      189,799      196,608      187,149      169,644
   Administrative and general                      34,400       35,522       30,880       32,865       31,493
   Depreciation and amortization                   38,875       40,159       40,977       42,318       43,260
                                                ---------    ---------    ---------    ---------    ---------
                                                  261,933      265,480      268,465      262,332      244,397
                                                ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions and Impairments,
   Net                                             12,157       20,957       12,054       24,089       20,877
                                                ---------    ---------    ---------    ---------    ---------

Operating Income                                   60,987       92,660       92,950       92,743       82,395
                                                ---------    ---------    ---------    ---------    ---------

Other Income (Expense):
     Interest income                               12,224       11,492       10,279        9,086        7,136
     Interest expense                             (13,268)     (13,457)     (13,307)     (12,847)     (14,068)
   Derivative transaction gains (losses), net         130        3,258        2,813        3,084       (2,812)
   Foreign currency transaction gains
     (losses), net                                   (590)         332          650        1,217          159
   Marketable security transaction gains
     (losses), net                                 (4,688)      (6,626)       4,549       (3,341)      (3,585)
   Other, net                                         (43)         207          117          595           28
                                                ---------    ---------    ---------    ---------    ---------
                                                   (6,235)      (4,794)       5,101       (2,206)     (13,142)
                                                ---------    ---------    ---------    ---------    ---------
Income Before Income Tax Expense, Minority         54,752       87,866       98,051       90,537       69,253
   Interest in Income of Subsidiaries and
   Equity In Earnings (Losses) of 50% or Less
   Owned Companies
Income Tax Expense                                 18,842       28,949       37,037       33,703       25,431
                                                ---------    ---------    ---------    ---------    ---------
Income Before Minority Interest in Income of       35,910       58,917       61,014       56,834       43,822
   Subsidiaries and Equity in Earnings
   (Losses) of 50% or Less Owned Companies
Minority Interest in Income of Subsidiaries          (178)        (367)        (451)        (104)         (83)
Equity in Earnings (Losses) of 50% or Less
Owned Companies                                     2,420         (195)       2,607        6,031        6,369
                                                ---------    ---------    ---------    ---------    ---------
Net Income                                      $  38,152    $  58,355    $  63,170    $  62,761    $  50,108
                                                =========    =========    =========    =========    =========

Basic Earnings Per Common Share                 $    1.57    $    2.40    $    2.57    $    2.52    $    2.02

Diluted Earnings Per Common Share               $    1.40    $    2.12    $    2.28    $    2.24    $    1.80

Weighted Average Common Shares Outstanding:
   Basic                                           24,354       24,311       24,575       24,869       24,767
   Diluted                                         28,077       28,053       28,282       28,568       28,495
Common Shares Outstanding at Period End            24,181       24,519       24,457       24,801       25,076


                                               SEACOR HOLDINGS INC.
                                    OPERATING INCOME (LOSS) BY LINE OF BUSINESS
                                             (IN THOUSANDS, UNAUDITED)

                                                                    THREE MONTHS ENDED
                                               ------------------------------------------------------------
                                                MAR. 31,     DEC. 31,    SEP. 30,    JUN. 30,     MAR. 31,
                                                  2007         2006        2006        2006         2006
                                               ---------    ---------   ---------   ---------    ---------
OFFSHORE MARINE SERVICES
Operating Revenues                             $ 170,928    $ 174,753   $ 179,687   $ 168,285    $ 159,852
                                               ---------    ---------   ---------   ---------    ---------
Costs and Expenses:
   Operating expenses                             92,999       82,988      89,791      86,695       79,506
   Administrative and general                     13,023       13,101      10,118      11,470       11,688
   Depreciation and amortization                  16,524       17,239      19,353      21,793       23,127
                                               ---------    ---------   ---------   ---------    ---------
                                                 122,546      113,328     119,262     119,958      114,321
                                               ---------    ---------   ---------   ---------    ---------

Gains on Asset Dispositions and Impairments,
   Net                                             8,294       13,797      10,168      22,489       20,552
                                               ---------    ---------   ---------   ---------    ---------
Operating Income                               $  56,676    $  75,222   $  70,593   $  70,816    $  66,083
                                               =========    =========   =========   =========    =========

MARINE TRANSPORTATION SERVICES

Operating Revenues                             $  30,556    $  34,408   $  35,617   $  37,446    $  37,724
                                               ---------    ---------   ---------   ---------    ---------
Costs and Expenses:
   Operating expenses                             20,849       20,941      21,017      18,064       21,471
   Administrative and general                      1,186        1,096       1,064       1,049          964
   Depreciation and amortization                  10,158       10,159      10,159      10,162       10,185
                                               ---------    ---------   ---------   ---------    ---------
                                                  32,193       32,196      32,240      29,275       32,620
                                               ---------    ---------   ---------   ---------    ---------

Gains on Asset Dispositions                         --           --          --          --           --
                                               ---------    ---------   ---------   ---------    ---------
Operating Income (Loss)                        $  (1,637)   $   2,212   $   3,377   $   8,171    $   5,104
                                               =========    =========   =========   =========    =========

INLAND RIVER SERVICES
Operating Revenues                             $  26,722    $  37,841   $  38,798   $  36,339    $  34,488
                                               ---------    ---------   ---------   ---------    ---------
Costs and Expenses:
   Operating expenses                             12,305       16,752      18,563      18,649       15,395
   Administrative and general                        877        1,330       1,013         829          816
   Depreciation and amortization                   3,499        3,755       3,804       3,267        3,474
                                               ---------    ---------   ---------   ---------    ---------
                                                  16,681       21,837      23,380      22,745       19,685
                                               ---------    ---------   ---------   ---------    ---------

Gains on Asset Dispositions                        3,622           84        --          --           --
                                               ---------    ---------   ---------   ---------    ---------
Operating Income                               $  13,663    $  16,088   $  15,418   $  13,594    $  14,803
                                               =========    =========   =========   =========    =========

AVIATION SERVICES
Operating Revenues                             $  45,433    $  38,858   $  43,799   $  39,903    $  33,454
                                               ---------    ---------   ---------   ---------    ---------
Costs and Expenses:
   Operating expenses                             36,225       32,818      33,269      29,137       26,345
   Administrative and general                      4,521        3,880       3,413       4,158        3,494
   Depreciation and amortization                   6,079        5,847       5,264       4,591        4,254
                                               ---------    ---------   ---------   ---------    ---------
                                                  46,825       42,545      41,946      37,886       34,093
                                               ---------    ---------   ---------   ---------    ---------

Gains on Asset Dispositions                          227        7,065       1,880       1,818          325
                                               ---------    ---------   ---------   ---------    ---------
Operating Income (Loss)                        $  (1,165)   $   3,378   $   3,733   $   3,835    $    (314)
                                               =========    =========   =========   =========    =========

ENVIRONMENTAL SERVICES
Operating Revenues                             $  26,492    $  40,762   $  38,885   $  36,946    $  27,923
                                               ---------    ---------   ---------   ---------    ---------
Costs and Expenses:
   Operating expenses                             20,753       29,931      26,370      26,345       20,508
   Administrative and general                      5,301        5,101       5,931       5,156        4,405
   Depreciation and amortization                     909        1,153         731         741          733
                                               ---------    ---------   ---------   ---------    ---------
                                                  26,963       36,185      33,032      32,242       25,646
                                               ---------    ---------   ---------   ---------    ---------

Gains (Losses) on Asset Dispositions and
   Impairments, Net                                  (16)          11           6        (215)        --
                                               ---------    ---------   ---------   ---------    ---------
Operating Income (Loss)                        $    (487)   $   4,588   $   5,859   $   4,489    $   2,277
                                               =========    =========   =========   =========    =========

                                          SEACOR HOLDINGS INC.
                         OPERATING INCOME (LOSS) BY LINE OF BUSINESS (CONTINUED)
                                        (IN THOUSANDS, UNAUDITED)

                                                          THREE MONTHS ENDED
                                       --------------------------------------------------------
                                       MAR. 31,    DEC. 31,    SEP. 30,    JUN. 30,    MAR. 31,
                                         2007        2006        2006        2006        2006
                                       --------    --------    --------    --------    --------
HARBOR AND OFFSHORE TOWING  SERVICES
Operating Revenues                     $ 11,682    $ 11,632    $ 12,552    $ 12,156    $ 12,884
                                       --------    --------    --------    --------    --------
Costs and Expenses:
   Operating expenses                     6,568       7,252       7,744       8,336       6,841
   Administrative and general             2,182       2,089       1,662       1,851       1,604
   Depreciation and amortization          1,264       1,264       1,265       1,275       1,259
                                       --------    --------    --------    --------    --------
                                         10,014      10,605      10,671      11,462       9,704
                                       --------    --------    --------    --------    --------

Gains on Asset Dispositions                  30        --          --          --          --
                                       --------    --------    --------    --------    --------
Operating Income                       $  1,698    $  1,027    $  1,881    $    694    $  3,180
                                       ========    ========    ========    ========    ========

CORPORATE, OTHER AND ELIMINATIONS
Operating Revenues                     $ (1,050)   $ (1,071)   $     23    $    (89)   $   (410)
                                       --------    --------    --------    --------    --------
Costs and Expenses:
   Operating expenses                    (1,041)       (883)       (146)        (77)       (422)
   Administrative and general             7,310       8,925       7,679       8,352       8,522
   Depreciation and amortization            442         742         401         489         228
                                       --------    --------    --------    --------    --------
                                          6,711       8,784       7,934       8,764       8,328
                                       --------    --------    --------    --------    --------

Losses on Asset Dispositions               --          --          --            (3)       --
                                       --------    --------    --------    --------    --------
Operating Loss                         $ (7,761)   $ (9,855)   $ (7,911)   $ (8,856)   $ (8,738)
                                       ========    ========    ========    ========    ========

                                               SEACOR HOLDINGS INC.
                                     SELECTED CONSOLIDATED BALANCE SHEET DATA
                                             (IN THOUSANDS, UNAUDITED)

                                              MAR. 31,     DEC. 31,     SEP. 30,     JUN. 30,     MAR. 31,
                                                2007         2006         2006         2006         2006
                                             ----------   ----------   ----------   ----------   ----------
Cash, Cash Equivalents, Restricted Cash,
   Securities, Construction Reserve Funds
   and Title XI Reserve Funds                $  815,928   $  925,725   $  839,057   $  803,360   $  764,649
Receivables                                     300,847      312,956      282,040      278,000      270,794
Current Assets                                  815,534      938,369      893,813      915,245      900,488
Net Property and Equipment                    1,882,731    1,770,210    1,764,990    1,737,811    1,733,757
Total Assets                                  3,271,047    3,252,982    3,076,296    3,014,963    2,961,627
Current Portion of Long-term Debt and
   Capital Lease Obligations                     11,736       11,708       10,443        8,970       10,420
Current Liabilities                             314,012      295,509      287,872      287,797      280,279
Long-term Debt & Capital Lease Obligations      959,007      961,003      964,567      955,567      964,096
Stockholders' Equity                          1,554,233    1,557,078    1,493,036    1,458,302    1,418,190
